[MEXICAN RESTAURANTS, INC. LOGO]



FOR IMMEDIATE RELEASE

Contact:    Mexican Restaurants, Inc.
            Andrew J. Dennard
            (713) 943-7574

                            MEXICAN RESTAURANTS, INC.
                         ANNOUNCES FIRST QUARTER RESULTS
                                  (NASDAQ:CASA)

Houston, Texas (May 5, 2005) For the first quarter ended April 3, 2005, Mexican Restaurants, Inc. (Nasdaq:CASA) reported net income of $675,147 or $0.18 per diluted share, compared with first quarter 2004 net income of $530,793 or $0.15 per diluted share.

The Company's revenues for the first quarter of fiscal 2005 increased $1.4 million or 7.5% to $20.3 million compared with $18.9 million for the same quarter in fiscal 2004. Restaurant sales for first quarter 2005 increased $1.4 million or 7.6% to $20.1 million compared with $18.7 million for the first quarter of fiscal 2004. Approximately half of the increase reflects positive same-restaurant sales. For the first quarter ended April 3, 2005, total system same-restaurant sales increased 3.1%, Company-owned same restaurant sales increased 3.4% and franchised-owned same restaurant sales increased 2.0%. The other half of the increase reflects 91 days of sales related to the Beaumont-based franchisee stores acquired in January 2004 in the first quarter of fiscal 2005 compared with 82 days of sales in the first quarter of fiscal 2004.

The first quarters ended April 3, 2005 and March 28, 2004 included $1,617 and $147,188 of net losses from discontinued operations related to restaurant closures, respectively. Balances for the quarter ended March 28, 2004 have been adjusted to remove closed restaurant activity, which have been reclassified as discontinued operations. There was no impact on net income as a result of this reclassification.

Commenting on the Company's 2005 first quarter results, Curt Glowacki, Chief Executive Officer, stated, "The first quarter is our fifth straight quarter with positive same-store sales. Our continued momentum stands as a testimony to consumer trust and the organization's buy-in to differentiate our concepts through effective brand marketing, service, value and menus. Consumer loyalty is what we strive for and we will continue to work diligently to honor consumer trust through continuous improvement and innovation in every aspect of our operations."

Mexican Restaurants, Inc. operates and franchises 80 Mexican restaurants. The current system includes 60 Company-operated restaurants, 19 franchisee operated restaurants and one license restaurant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; the risk of food borne illness; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's most recently filed Annual Report and Form 10-K that attempt to advise interested parties of the risks and factors that may affect the Company's business.

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Mexican Restaurants, Inc.
Page 3.


                   MEXICAN RESTAURANTS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                  13-WEEK            13-WEEK
                                                PERIOD ENDED      PERIOD ENDED
                                                 04/03/2005         03/28/2004
                                                ------------      ------------
Revenues:
   Restaurant sales .......................     $ 20,101,992      $ 18,676,120
   Franchise fees, royalties and other ....          175,690           191,780
                                                ------------      ------------
                                                  20,277,682        18,867,900
                                                ------------      ------------

Costs and expenses:
   Cost of sales ..........................        5,430,155         5,206,688
   Labor ..................................        6,603,855         6,097,546
   Restaurant operating expenses ..........        4,684,289         4,316,090
   General and administrative .............        1,789,735         1,502,283
   Depreciation and amortization ..........          652,278           607,712
   Pre-opening costs ......................              989                --
   (Gain) loss on sale of assets ..........            2,192            17,072
                                                ------------      ------------
                                                  19,163,493        17,747,391

                                                ------------      ------------
         Operating income .................        1,114,189         1,120,509
                                                ------------      ------------

Other income (expense):
   Interest income ........................              630             7,371
   Interest expense .......................         (150,578)         (139,265)
   Other, net .............................           42,190            23,071
                                                ------------      ------------
                                                    (107,758)         (108,823)
                                                ------------      ------------

Income from continuing operations
   before income taxes: ...................        1,006,431         1,011,686
   Income tax expense (benefit) ...........          329,667           333,705
                                                ------------      ------------
         Income from continuing operations           676,764           677,981

Discontinued Operations:
   Loss from discontinued operations ......           (2,565)         (117,764)
   Impairments and restaurant closure costs               --          (117,398)
                                                ------------      ------------
Loss from discontinued operations before
   income taxes ...........................           (2,565)         (235,162)
                                                ------------      ------------
   Income tax benefit .....................              948            87,974
                                                ------------      ------------
        Loss from discontinued operations..           (1,617)         (147,188)

         Net income .......................     $    675,147      $    530,793
                                                ============      ============

Basic income per share:
   Income from continuing operations ......     $       0.20      $       0.20
   Loss from discontinued operations ......            (0.00)            (0.04)
                                                ------------      ------------
   Net income (loss) ......................     $       0.20      $       0.16
                                                 ============      ============

Diluted income per share:
   Income from continuing operations ......     $       0.18      $       0.19
   Loss from discontinued operations ......            (0.00)            (0.04)
                                                ------------      ------------
   Net income (loss) ......................     $       0.18      $       0.15
                                                ============      ============

Weighted average number of
   shares (basic) .........................        3,414,805         3,384,605
                                                ============      ============

Weighted average number of
   shares (diluted) .......................        3,732,401         3,516,467
                                                ============      ============
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